Exhibit 99.1

FOR IMMEDIATE RELEASE

Earthstone Energy, Inc. Reports First Quarter 2015
Financial and Operating Results

Record Quarterly Production of 3,849 Boepd

Houston, Texas, May 14, 2015 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone” or the “Company”), today announced financial and operating results for the three month period ended March 31, 2015 and provided an operations update.

First Quarter 2015 Highlights

•	Average daily production of 3,849 Boepd, a 71% increase from the first quarter of 2014 and a 39% increase from the fourth quarter of 2014
•	Total revenue of $11.3 million, which excludes any effects from hedges
•	Adjusted EBITDAX(1) of $5.4 million

(1)See “Reconciliation of Non-GAAP Financials Measures” section below.

Selected Financial and Operational Data

The below tables provide selected financial and operational data for the three months ended March 31, 2015 and 2014.

($000s except where noted)	Three Months Ended March 31,
	2015	2014	Change
Total Revenue	11,320	11,686	(3%)
Realized Hedge Settlements	1,494	(539)
Adjusted Revenue (including realized hedge settlements)	12,814	11,147	15%
Net Income (Loss)	(1,114)	2,740
Earnings (Loss) Per Share (Diluted)	(0.08)	0.30
Adjusted EBITDAX(1)	5,359	6,828	(22%)

Production:
Oil (MBbls)	208	81	157%
Gas (MMcf)	558	557	0%
NGL (MBbls)	45	29	55%
Total (MBOE)	346	202	71%
Total daily production (BOEPD)	3,849	2,247	71%

Average prices:
Oil ($/Bbl)	43.44	97.55	(55%)
Gas ($/Mcf)	2.74	4.94	(45%)
NGL ($/Bbl)	14.85	33.29	(55%)
Total ($/Boe)	32.45	57.24	(43%)

Adjusted for realized derivatives settlements:
Oil ($/Bbl)	49.29	95.63	(48%)
Gas ($/Mcf)	3.24	4.25	(24%)
NGL ($/Bbl)	14.85	33.29	(55%)
Total ($/Boe)	36.76	54.58	(33%)
(1)	See “Reconciliation of Non-GAAP Financials Measures” section below.

Operations Update

During the first quarter of 2015, we produced 3,849 barrels of oil equivalent per day, a 71% increase from the first quarter of 2014 and a 39% increase from the fourth quarter of 2014.  Production consisted of 60% oil, 27% natural gas, and 13% natural gas liquids.  We are currently running one rig in our operated Eagle Ford/Austin Chalk development program and have begun working through our frac inventory, which as of March 31, 2015, consisted of 17 gross wells.

Operated Eagle Ford – Fayette, Gonzales, and Karnes Counties, Texas

In late March 2015, we resumed completion operations that we had suspended in November 2014 due to low commodity prices.  We anticipate that the three-well Richards North Unit and the two-well Murphy North Unit will come online in the second quarter of 2015.  These wells are currently flowing back.  We further plan to complete at least two wells in each of our Rumley Unit and Hope Unit, with first production expected in the second quarter of 2015.  We will complete the remaining wells during the third and fourth quarters of 2015.  We own an average working interest of 45% in these wells.  Current completion costs per stage have declined 35% to 40% relative to similarly designed frac stages from November 2014.

During the first quarter of 2015, we drilled two gross Eagle Ford wells in our Flatonia Townsite Unit, with first production expected in September 2015.  We anticipate drilling the two-well Eagle Ford Boggs Unit located in Karnes County, Texas, this summer, with first production expected early in the fourth quarter of 2015.  We own a 50% working interest in the Flatonia Townsite Unit and a 66% working interest in the Boggs Unit.

Operated Upper Austin Chalk – Fayette County, Texas

We are currently drilling the Reeves 1H well (first production expected in June 2015) and will subsequently drill the Viven 1H well (first production expected in July 2015).  After these two wells are drilled, the rig will then move to the two-well Boggs Unit (Eagle Ford) in Karnes County, Texas, and then return to Fayette County, Texas, to drill the South Greene well (first production expected in September 2015).  Drilling the Upper Austin Chalk formation provides good economics and will hold large acreage positions, ranging from approximately 900 acres to 1,500 acres, which will allow for future Eagle Ford development.  We own approximately a 47% to 50% working interest in these three Upper Austin Chalk wells.

Non-Operated Eagle Ford – La Salle County, Texas

We participated in four gross Eagle Ford wells drilled by Lewis Energy in 2014, three of which came online in late December 2014.  We participated in nine gross wells drilled by BHP in 2014, all of which came online between February and April 2015.  We own a 10% working interest in each of these 13 wells.

Non-Operated Bakken/Three Forks

As of March 31, 2015, we were participating in the drilling or completion of 54 gross (1.3 net) wells, 39 of which had initial operations in 2014.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “Commodity prices in the first quarter were very challenging, but we have benefited from a significant reduction in drilling and completion costs. In particular, completion costs are down 35% to 40%.  These savings have resulted in our field level economics remaining very competitive.  We are also focused on reducing operating and G&A costs on a per unit basis.  Recent improvements in the price of oil and the resumption of completion operations will result in increased future production, revenues, and cash flows. As such, we are reaffirming our 2015 full year guidance. We have experienced these significant price downturns before and are confident that we will continue our growth and acquire additional assets. We continue to actively pursue corporate M&A and asset acquisition opportunities, including ground floor leasing if attractive at current prices.”

Guidance Reaffirmed

We reaffirm our 2015 full year guidance that was previously announced on March 9, 2015.

Although our general plan is to develop our acreage with a continuous one rig program throughout 2015 and 2016, our current capital budget and guidance shown below is based on i) the resumption of completion operations in late March and ii) resumption of drilling operations in April with a one rig drilling program through the summer of 2015.  Our land budget is intended to maintain and expand our acreage position, but it does not reflect additional meaningful acquisitions.  We will continue to evaluate drilling and completion operations, prevailing prices, and costs. Accordingly, our budget is subject to change.

		Number of	Number of
Capital Expenditures	$ millions	Gross Wells Spud	Gross Wells On Line
Drilling and Completion:
Eagle Ford - Fayette/Gonzales Counties	38.0	2	17
Bakken	12.0	34	26
Eagle Ford - Karnes County	8.0	2	2
Austin Chalk - Fayette County	6.5	3	3
Eagle Ford - La Salle County	7.5	0	13
Total Drilling and Completion	72.0	41	61
Land	13.0	n/a	n/a
Total	85.0	41	61

Full Year 2015
Production (BOEPD)	4,200 - 4,600
% Oil	63%
% NGLs	11%
% Gas	26%

Operating Costs and Expenses ($/BOE)
Lease Operating & Workover	10.00 - 12.00
Production Taxes	2.00 - 3.00
Cash G&A	6.00 - 8.00
DD&A	24.00 - 26.00

Note: Guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” section below.

Liquidity

We are currently involved in our spring redetermination process related to our borrowing base.  As of today, our borrowing base is $80.0 million, with $11.2 million of outstanding indebtedness and $0.3 million of outstanding letters of credit.  With $68.5 million of availability under our borrowing base and $59.7 million of cash as of March 31, 2015, our liquidity totals $128.2 million.

Hedging Update

With the recent improvement in the price of oil, we have added hedges and will likely continue to do so.  In March and April 2015, we entered into WTI swaps hedging 25,000 barrels a month at an average price of $58.60 per barrel from May 2015 through March 2016; 20,000 barrels a month at an average price of $59.40 per barrel from April 2016 through June 2016; and 10,000 barrels a month at an average price of $60.80 per barrel from July 2016 through December 2016.  When combined with 2015 hedges executed during 2014, we have hedged a total of 292,000 barrels of 2015 production at an average price of $69.41 per barrel and 195,000 barrels of 2016 production at an average price of $59.65 per barrel.

Divestiture of Louisiana Assets

On April 6, 2015, we closed the sale of our north Louisiana properties for $3.5 million to an undisclosed buyer.  The sale included 25 producing wells primarily located in Caddo and DeSoto Parishes.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, and purchases of reserves and exploration activities, with its current primary assets located in the Eagle Ford trend of south Texas and in the Williston Basin of North Dakota and Montana. Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. Our corporate headquarters is located in The Woodlands, Texas. We also have an operating office in Denver, Colorado.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, the recent rapid, significant decline in oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact:

Neil K. Cohen

Vice President, Finance, and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

EARTHSTONE ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
ASSETS	2015	2014
Current assets:	(In thousands, except share amounts)
Cash and cash equivalents	$59,690	$100,447
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	8,570	14,016
Joint interest billings and other	7,109	9,417
Current derivative assets	2,749	3,569
Prepaid expenses and other current assets	1,209	1,578
Total current assets	79,327	129,027
Oil and gas properties, successful efforts method:
Proved properties	334,766	317,006
Unproved properties	78,113	76,791
Total oil and gas properties	412,879	393,797
Accumulated depreciation, depletion, and amortization	(103,742)	(97,920)
Net oil and gas properties	309,137	295,877
Other noncurrent assets:
Goodwill	22,992	22,992
Office and other equipment, less accumulated depreciation of $591 and $474, respectively	2,130	2,109
Land	101	101
Other noncurrent assets	1,272	1,282
TOTAL ASSETS	$414,959	$451,388
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,033	$28,753
Accrued expenses	14,559	20,529
Revenues and royalties payable	8,634	17,364
Advances	16,963	21,398
Asset retirement obligations	335	408
Total current liabilities	53,524	88,452
Noncurrent liabilities:
Long-term debt	11,191	11,191
Asset retirement obligations	5,883	5,670
Deferred tax liability	28,672	29,258
Other noncurrent liabilities	275	289
Total noncurrent liabilities	46,021	46,408
Total liabilities	99,545	134,860
Commitments and Contingencies (Note 10)
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 13,835,128 shares issued and outstanding at March 31, 2015 and December 31, 2014	14	14
Additional paid-in capital	358,086	358,086
Accumulated deficit	(42,226)	(41,112)
Treasury stock, 15,414 shares at March 31, 2015 and December 31, 2014	(460)	(460)
Total equity	315,414	316,528
TOTAL LIABILITIES AND EQUITY	$414,959	$451,388

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2015	2014
REVENUES	(In thousands, except share and per share amounts)
Oil, natural gas, and natural gas liquids revenues:
Oil	$9,038	$7,868
Natural gas	1,530	2,753
Natural gas liquids	674	956
Total oil, natural gas, and natural gas liquids revenues	11,242	11,577
Gathering income	78	109
Total revenues	11,320	11,686
OPERATING COSTS AND EXPENSES
Production costs:
Lease operating expense	4,374	2,298
Severance taxes	630	489
Re-engineering and workovers	119	198
Depreciation, depletion, and amortization	5,924	3,380
General and administrative expense	2,571	1,412
Total operating costs and expenses	13,618	7,777
(Loss) income from operations	(2,298)	3,909
OTHER INCOME (EXPENSE)
Interest expense, net	(169)	(145)
Net gain (loss) on derivative contracts	674	(1,028)
Other income, net	94	4
Total other income (expense)	599	(1,169)
(Loss) income before income taxes	(1,699)	2,740
Income tax benefit	(585)	—
Net (loss) income	$(1,114)	$2,740
Net (loss) income per common share:
Basic	$(0.08)	$0.30
Diluted	$(0.08)	$0.30
Weighted average common shares outstanding:
Basic	13,835,128	9,124,452
Diluted	13,835,128	9,124,452

EARTHSTONE ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:	(In thousands)
Net (loss) income	$(1,114)	$2,740
Adjustments to reconcile net loss (income) to net cash (used in) provided by operating activities:
Depreciation, depletion, and amortization	5,924	3,380
Unrealized loss on derivative contracts	820	489
Accretion of asset retirement obligations	145	74
Deferred income taxes	(585)	—
Amortization of deferred financing costs	65	38
Settlement of asset retirement obligations	(46)	—
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	7,754	(6,694)
Decrease (increase) in prepaid expenses and other	387	(300)
(Decrease) increase in accounts payable and accrued expenses	(21,690)	1,390
(Decrease) increase in revenue and royalties payable	(8,730)	6,807
(Decrease) increase in advances	(4,436)	14,462
Net cash (used in) provided by operating activities	(21,506)	22,386
Cash flows from investing activities:
Additions to oil and gas property and equipment	(19,040)	(12,196)
Additions to other property and equipment	(138)	(165)
Net cash used in investing activities	(19,178)	(12,361)
Cash flows from financing activities:
Deferred financing costs	(73)	(6)
Net cash used in financing activities	(73)	(6)
Net (decrease) increase in cash and cash equivalents	(40,757)	10,019
Cash and cash equivalents at beginning of period	100,447	25,423
Cash and cash equivalents at end of period	$59,690	$35,442
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$52	$107
Non-cash investing and financing activities:
Asset retirement obligations	$43	$21

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

Adjusted EBITDAX

Adjusted EBITDAX is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis.  It is also used to assess our ability to incur and service debt and fund capital expenditures.  We define “Adjusted EBITDAX” as net income (loss) plus (1) (gain) loss on sale of assets; (2) accretion; (3) impairment expense; (4) depletion, depreciation, and amortization; (5) exploration expense; (6) interest expense; (7) interest income; (8) unrealized (gain) loss on derivatives; and (9) income tax expense (benefit).

Our Adjusted EBITDAX should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with the generally accepted accounting principles (“GAAP”).  Our Adjusted EBITDAX may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDAX in the same manner.

The following table provides a reconciliation of net income to Adjusted EBITDAX for the periods indicated (in thousands):

	Three Months Ended March 31,
	2015	2014
Net income (loss)	$ (1,114)	$ 2,740
Accretion	145	74
Depletion, depreciation, and amortization	5,924	3,380
Interest expense	185	145
Interest income	(16)	-
Unrealized (gain) loss on derivative contracts	820	489
Income tax expense (benefit)	(585)	-
Adjusted EBITDAX	$ 5,359	$ 6,828